Exhibit 10.36

American Enterprise Park

Morris Plains, New Jersey

Immunomedics, Inc.

FIFTH AMENDMENT

Expansion Agreement

This Fifth Amendment to Lease made as of this day of June 18, 2009 between WU/LH 300 American L.L.C., a Delaware limited liability company, having an office at c/o Lighthouse Real Estate Management, 60 Hempstead Avenue, Suite 718, West Hempstead, New York, 11552 (“Lessor”) and Immunomedics, Inc., having an office at 300 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

WITNESSETH:

WHEREAS, Lessor, as successor-in-interest to Baker Properties Limited Partnership, and Lessee, previously entered into a Lease Agreement dated January 16, 1992; which was amended by a First Addendum dated May 5, 1993, a Second Addendum dated March 29, 1995, a Letter Amendment dated October 5, 1998 and a Fourth Addendum dated August 15, 2001, collectively referred to as the “Lease”; and

WHEREAS, Lessee and Lessor desire to add to the Demised Premises the remainder of the Building as outlined on Exhibit “A” attached hereto and made a part hereof (such remaining portion of the Building, the “Additional Space”, which the parties acknowledge and agree is comprised of approximately 10,722 sq. ft), in accordance with the contents of this Fifth Amendment.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and for good and valuable consideration, the parties hereby agree to amend the Lease as follows:

1. All capitalized words used herein are as defined in the Lease, if not defined herein.

2. Lessor and Lessee acknowledge and agree that, as set forth in the Commencement Date Statement executed by Lessor and Lessee in connection with the Fourth Addendum, the Effective Date of the Fourth Addendum was deemed to be November 1, 2001 and the Expiration Date of the Lease was, accordingly, set as October 31, 2021.

3. A. Lessor hereby demises and lets to Lessee, and Lessee hereby hires and takes from Lessor, the Additional Space, for a term to commence on June 15, 2009, or such later date as may be fixed pursuant to Subsection B below, (the “Additional Space Commencement Date”) and to end on the Expiration Date, unless the Term of the Lease shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law. Lessee acknowledges that, as of the commencement of the leasing of the Additional Space, Lessee shall be leasing the entire Building and, accordingly, (i) Lessee acknowledges and agrees that Lessee shall be the sole tenant of the Building, and (ii) all areas within the Building which were so-called “common areas”, including without limitation, the passenger elevator lobby, corridors and bathrooms shall be considered part of the Demised Premises, subject to the terms and conditions of the Lease.

B. Lessee acknowledges that Lessor has advised Lessee that the Additional Space is presently occupied by the Director, Division of Property Management and Construction, on behalf of the State of New Jersey (referred to as the “Present Occupant”) as a month-to-month tenant. Notwithstanding anything contained in Paragraph A above to the contrary, if the Present Occupant does not vacate and surrender the Additional Space to Lessor on or prior to April 30, 2009, then: (i) the Additional Space Commencement Date set forth in said Paragraph A shall not be applicable but shall instead be the date fixed by Lessor in a notice to Lessee, not sooner than two (2) days next following the date of the giving of such notice, which notice shall state that the Present Occupant has vacated and surrendered the Additional Space to Lessor and that the Additional Space is in the condition required pursuant to Paragraph 5 below, (ii) the term applicable to the Additional Space shall nevertheless end on the Expiration Date (i.e., October 31, 2021), unless sooner terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law, (iii) except as aforesaid, neither the validity of this Agreement nor the obligations of Lessee under the Lease or this Agreement shall be affected thereby, and (iv) Lessee waives any right to rescind the Lease or the leasing of the Additional Space under any statute then in force and further waives the right to recover any damages which may result from Lessor’s failure to deliver possession of the Additional Space on June 15, 2009, or in any notice given pursuant to this Paragraph B. for the commencement of the Term of the Lease applicable to the Additional Space. After the determination of the Additional Space Commencement Date, Lessee agrees, upon demand of Lessor, to execute, acknowledge and deliver to Lessor, an instrument, in form reasonably satisfactory to Lessor, setting forth the said Additional Space Commencement Date.

4. Effective as of the Additional Space Commencement Date, the Lease shall be deemed modified as follows:

A. The Demised Premises shall include the Additional Space for all purposes of the Lease.

B. With respect to the Additional Space, the Basic Rent shall be as follows:

(i) for the period from the Additional Space Commencement Date to and including October 31, 2011, Eighty Thousand Four Hundred Fifteen and 00/100 ($80,415.00) Dollars per annum, payable in equal monthly installments of Six Thousand Seven Hundred One and 25/100 ($6,701.25) Dollars; and

(ii) for the period from November 1, 2011 to and including October 31, 2016, One Hundred Three Thousand Four Hundred Sixty-Seven and 30/100 ($103,467.30) Dollars per annum, payable in equal monthly installments of Eight Thousand Six Hundred Twenty-Two and 28/100 ($8,622.28) Dollars; and

(iii) for the remainder of the Term of the Lease, One Hundred Twenty Thousand Six Hundred Twenty-Two and 50/100 ($120,622.50) Dollars per annum, payable in equal monthly installments of Ten Thousand Fifty-One and 88/100 ($10,051.88) Dollars.

Accordingly, the Basic Rent payable pursuant to Article 3(a) of the Lease with respect to the entire Demised Premises shall be:

(x) for the period from the Additional Space Commencement Date to and including October 31, 2011, Six Hundred Thirty-Six Thousand Four Hundred Seventy-Two and 50/100 ($636,472.50) Dollars per annum, payable in equal monthly installments of and Fifty-Three Thousand Thirty-Nine and 38/100 ($53,039.38) Dollars; and

(y) for the period from November 1, 2011 to and including October 31, 2016, Eight Hundred Eighteen Thousand Nine Hundred Twenty-Seven and 95/100 ($818,927.95) Dollars per annum, payable in equal monthly installments of Sixty-Eight Thousand Two Hundred Forty-Four and 00/100 ($68,244.00) Dollars; and

(z) for the remainder of the Term of the Lease, Nine Hundred Fifty-Four Thousand Seven Hundred Eight and 75/100 ($954,708.75) Dollars per annum, payable in equal monthly installments of Seventy-Nine Thousand Five Hundred Fifty-Nine and 06/100 ($79,559.06) Dollars.

C. The gross rentable area of the Demised Premises shall be deemed to be 84,863 square feet and the gross rentable area of the Building shall be deemed to be 84,863 square feet.

D. Lessee’s Share of Complex Operating Costs per Article 3 of the Lease shall be deemed to be 100%.

E. Lessee’s Share of Real Property Taxes per Article 12 of the Lease shall be deemed to be 100%.

F. The following new sentence shall replace the first sentence of Article 3(b)(1):

“As the Basic Rent shall be net to Lessor, and the Demised Premises shall include the entire Building, all costs, expenses and obligations of every kind and nature whatsoever relating to the Building, other than Lessor’s debt service and those costs which are specifically excluded from Complex Operating Costs pursuant to paragraph 2 of this Article 3(b), shall be paid by Lessee and shall be deemed to be and shall become additional rent hereunder whether or not the same be designated as such.”

G. As the Demised Premises has been expanded pursuant to this Fifth Amendment, as of the Additional Space Commencement Date Lessee’s Exclusive Outside Area pursuant to Article 1(c) shall be modified so as to contain 203 automobile parking spaces (and shall continue to include 6 loading docks as set forth in the Fourth Addendum).

5. Lessee accepts the Additional Space in an “As Is” condition and Lessor shall have no obligation to perform any work or make any installations in order to prepare the Additional Space for Lessee’s occupancy, except that, (i) the Additional Space shall be delivered to Lessee on the Additional Space Commencement Date broom clean and free of any previous tenant’s or occupant’s furniture, fixtures, and equipment and (ii) on or about the Additional Space Commencement Date, Lessor shall, at its sole cost and expense, replace the two (2) roof top HVAC Units (each a Carrier package unit Model number 48DPO16) with such replacement units (the “Additional Space Replacement HVAC Units”) as Lessor shall reasonably deem appropriate. Lessor shall be responsible, at Lessor’s sole cost and expense, for repair and maintenance of the Additional Space Replacement HVAC Units for a period of one (1) year following the date of installation of such units, and thereafter for such period of time and to the extent the installation of such units is covered by any standard contractors’, manufacturers’, vendors’, or insurers’ warranties or guarantees which may be provided to Lessor in connection with such installation, except to the extent any such repair and maintenance is occasioned by any acts, omissions or negligence of Lessee or any person claiming through or under Lessee, in which case such repairs or replacements shall be at Lessee’s cost and expense. From and after the expiration of such one year period (or further period pursuant to any such warranties or guarantees), Lessee shall maintain, repair and replace the Additional Space Replacement HVAC Units as and when needed during the Term.

6. Except as otherwise provided herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth herein at length.

7. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

8. Each of Lessor and Lessee represents and warrants to the other that CB Richard Ellis, Inc. and Lighthouse Real Estate Management, LLC (collectively, “Broker”), are the sole brokers with whom such party has negotiated or otherwise dealt with in bringing about this Agreement. Lessor and Lessee shall each indemnify and hold the other harmless from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, incurred by the other party in connection with any breach of the foregoing representation and warranty. The terms and conditions of this paragraph shall survive the expiration or sooner termination of the Lease.

[Signature Page Immediately Follows]

Signature Page to Fifth Addendum

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

AGREED TO AND ACCEPTED BY:			AGREED TO AND ACCEPTED BY:

LESSEE:			LESSEE:

IMMUNOMEDICS, INC.			WU/LH 300 AMERICAN L.L.C.
By: Lighthouse 100 William Operating LLC, its sole manager

By:	/s/ Cynthia L. Sullivan		By:	/s/ Paul Cooper
	Name:	Cynthia L. Sullivan,		Name:	Paul Cooper
	Title:	President & CEO		Title:	Member

			By:	/s/ Louis Sheinker
				Name:	Louis Sheinker
				Title:	Member

Exhibit “A”

The Additional Space

Exhibit A

This floor plan of a portion of the building known as 300 American Road, Morris Plains, New Jersey to this Agreement and made a part hereof solely to delineate the Additional Space. All areas, dimensions, locations and conditions are approximate.

2ND FLOOR PLAN
NOT TO SCALE
1ST FLOOR PLAN
NOT TO SCALE
R. S. GRANOFF
ARCHITECTS P.C.
SCALE: N.T.S.
DATE:
REVISED 1:
REVISED 2:
PROPOSED EXPANSION FOR
IMMUNOMEDICS, INC.
300 AMERICAN ROAD
MORRIS PLAINS, NJ
LIGHTHOUSE
REAL ESTATE
MANAGEMENT, LLC
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